CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
First Federal Bancorporation
Bemidji, Minnesota


We hereby consent to the incorporation by reference in this Form 10-KSB in the previously filed Registration Statement of First Federal Bancorporation on Form S-8 (No. 33-98242) of our report, dated October 27, 2000, relating to the consolidated financial statements of First Federal Bancorporation and subsidiaries.




                                         /s/  McGLADREY & PULLEN, LLP

                                         McGLADREY & PULLEN, LLP


Duluth, Minnesota
December 21, 2000